Exhibit 4.2


                             DATED 21 MAY 1999


                     (1) NATIONAL WESTMINSTER BANK PLC


                          (2) NIAGARA CORPORATION


                      (3) NIAGARA LASALLE (UK) LIMITED


                          INTERCREDITOR AGREEMENT




Ref : RHH/PAJ/Bircorp176916


Eversheds
115 Colmore Row
Birmingham
B3 3AL




THIS AGREEMENT is made on 21 May 1999

        BETWEEN:-

(1) NATIONAL WESTMINSTER BANK PLC (registered number 929027), acting through its office at PO Box 4641, 103 Colmore Row, Birmingham B3 3NR (the "Bank") as lender under a facilities agreement of today's date made between the Bank (1) and the Borrower (2) (the "Facilities Agreement"), which expression shall be deemed to include any amendments, supplements, accessions, variations or additions made in accordance with the terms of the Facilities Agreement;

(2) NIAGARA CORPORATION, a Delaware Corporation whose principal place of business is at 667 Madison Avenue, New York, New York 10021, United States of America ("Niagara"); and

(3) NIAGARA LASALLE (UK) LIMITED (registered number 3725308) whose registered office is at Victoria Steel Works, Bull Lane, Moxley, Wednesbury, WS10 8RS (the "Borrower") (together the "Parties")

      NOW IT IS HEREBY AGREED AS FOLLOWS:-

1. Except where expressly stated to the contrary, or where the context otherwise requires, terms defined in the Facilities Agreement shall have the same meanings when used in this Agreement. In this Agreement, the following terms have the following meanings:

"Bank's Liabilities"           means all moneys and liabilities, whatsoever
                               and wherever, actual or contingent, and
                               whether as principal or surety, presently or in the future due, owing or incurred by the Borrower to the Bank under the Facilities
                               Agreement and the other Lending Documents;

"Discharge Date"               means the date on which the Bank's
                               Liabilities under the Facilities Agreement have been irrevocably paid or discharged in full;

"Shares" means any share capital in the Borrower whether issued now or in the future;

"Subordinated Liabilities"     means all moneys and liabilities, whatsoever
                               and wherever, actual or contingent, and
                               whether as principal or surety, presently or in the future due, owing or incurred by the Borrower to Niagara under the Intra Group
                               Loan Agreement including, without
                               limitation, all interest, fees and related costs.

2. In consideration of the Bank entering into the Facilities Agreement and making available the Facilities to the Borrower, until the Discharge Date, Niagara and the Borrower jointly and severally agree and undertake with the Bank in the terms set out in this Agreement.

3. The Borrower shall ensure that, until the Discharge Date and other than as permitted by the terms of the Facilities Agreement, it shall not pay (or make) any dividend (or other distribution) in respect of the Shares without the prior written consent of the Bank, or make any repayments or prepayments of principal (or interest) to Niagara in respect of the Subordinated Liabilities, but the parties acknowledge that the provision of this clause 3 and clauses 6.3, 6.5 and 6.9 of this Agreement will not restrict the repayment of loans made to the Borrower by the Holding Company pursuant to clause 9.2.2(g) of the Facilities Agreement unless at that time (i) any payment of principal or interest due owing or incurred under the Facilities Agreement remains unpaid or (ii) the financial covenants contained in clause
      9.3 of the Facilities Agreement have not been met or (iii) an Event of Default or Potential Default has occurred and is continuing.

4. Any moneys received by Niagara from the Borrower in breach of the undertaking in clause 3 shall be deemed never to have been paid by the Borrower to Niagara.

5. Niagara acknowledges and undertakes to the Bank that any repayments, prepayments, dividends or distributions received by it from the Borrower in breach of clause 3 are deemed to be held on trust by Niagara for and on behalf of the Bank and shall be paid to the Bank, together with interest accrued at 2 per cent above the Bank's base rate starting from the date of receipt by Niagara, within 3 Business Days of receipt.

6.    Until the Discharge Date:-

      6.1 Niagara undertakes to the Bank that Niagara shall not transfer any part of the Subordinated Liabilities or the benefit of the Intra Group Loan Agreement nor transfer any Shares held by Niagara (or its interest and entitlement thereto) to any person, and the Borrower undertakes that it shall not register any transfer of any Shares;

      6.2 other than the Shares being issued to Niagara pursuant to Clause 4.1.10 of the Facilities Agreement, the Borrower undertakes to the Bank that it shall not issue any further Shares in the Borrower to any other person;

      6.3 the rights of Niagara in respect of the Subordinated Liabilities (and the obligations of the Borrower in respect of the Subordinated Liabilities) are subordinated (and postponed in all respects) to the rights of the Bank (and the obligations of the Borrower) under the Facilities Agreement and the other Lending Documents and accordingly repayments of any amount (whether of principal or interest) under the Subordinated Liabilities shall only be made to Niagara after the Discharge Date;

      6.4 if the Subordinated Liabilities or any part thereof are converted into Shares, the Borrower undertakes not to declare any dividends in respect of such Shares, or make any distributions, without the written consent of the Bank;

      6.5 Niagara and the Borrower undertake that the Subordinated Liabilities shall not be paid by the Borrower until after the point in time that the Bank has received repayment of the Facilities or any other monies or liabilities due, owing or incurred under the Facilities Agreement;

      6.6 Niagara undertakes not to demand, claim, sue or prove for or receive payment of any of the Subordinated Liabilities or continue with any demand, claim, proof or suit in respect thereof which it may previously have made or commenced;

      6.7 the Borrower undertakes not to create any kind of Security Interest under which the Subordinated Liabilities or any part or parts thereof are to be secured in favour of Niagara;

      6.8 Niagara and the Borrower undertake not to vary, alter or amend in any way the Intra Group Loan Agreement or the terms upon which the Subordinated Liabilities have been made available without obtaining the Bank's prior written consent; and

      6.9 the Bank's Liabilities shall always rank above and in priority to the Subordinated Liabilities in all respects.

7. Other than under the Bank's rights to assign the benefit of the Facilities Agreement in the circumstances envisaged by Clause 18.3 of the Facilities Agreement, the rights and obligations under this Agreement may not be assigned or transferred by any Party to any other person, without the prior written consent of each of the others.

8. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which when taken together shall constitute a single instrument.

9. Every notice made under this Agreement shall be given in writing and shall be sent:

      9.1   in the case of the Borrower, to its address at:

                   Victoria Steel Works,
                   Bull Lane,
                   Moxley,
                   Wednesbury
                   West Midlands WS10 8RS
                   Facsimile : 0121 556 7623
                   Attention : Tony Bagshawe;

            with a copy to Niagara at the address and to the addressee set out below

      9.2   in the case of the Bank, to its address at:

                   PO Box 4641
                   103 Colmore Row
                   Birmingham
                   B3 3NR
                   Facsimile : 0121 234 2504
                   Attention : The Corporate Director; and

      9.3   in the case of Niagara, to its address at:

                   667 Madison Avenue,
                   New York 10021
                   United States of America
                   Facsimile : 001 212 317 1001
                   Attention : Michael Scharf; or

      9.4 to such other address or facsimile number as any of the above Parties may from time to time notify to each of the other Parties in writing.

10.   Every notice sent pursuant to this Agreement:

      10.1  personally, shall be deemed to have been received on delivery;

      10.2 by facsimile shall be confirmed by posting first class post, and shall be deemed to have been received three Business Days after posting and not, for the avoidance of doubt, on transmission of the facsimile; and

      10.3 by first class post, shall be deemed to have been received three Business Days after posting.

11. This Agreement shall be governed by, and construed in accordance with, English law and the Parties hereto submit to the exclusive jurisdiction of the English Courts in respect of any dispute arising out of it.



EXECUTED as a Deed                              Signed : Alun Lewis
by NATIONAL WESTMINSTER BANK PLC
acting by its authorised signatory
 in the presence of:                            Witnessed: Richard Lawley



EXECUTED as a Deed                              Signed: Michael Scharf
by NIAGARA CORPORATION
acting by its duly authorised officers:-        Signed: Raymond Rozanski


Director



Director/Company Secretary



EXECUTED as a Deed                              Signed: Michael Scharf
by NIAGARA LASALLE (UK) LIMITED
acting by its duly authorised officers:-        Signed: Raymond Rozanski


Director



Director/Secretary